Exhibit 99.2

Callaway Golf Announces Investor Day Webcast

CARLSBAD, Calif.--(BUSINESS WIRE)--Callaway Golf Company (NYSE:ELY) today announced that it will hold a conference for financial analysts and investors on Thursday, February 7, 2008, in Carlsbad, California. The event, which begins at 8:00 am PST, will be broadcast live over the Internet and can be accessed at http://ir.callawaygolf.com. To listen to the conference and access the presentation materials, go to the website at least 15 minutes before the conference to register and for instructions on how to access the webcast.

A replay of the webcast and conference presentation materials will be available approximately 3 hours after the conclusion of the conference through 9:00 pm PST on Friday, March 14, 2008 and can be accessed at http://ir.callawaygolf.com.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, and Ben Hogan® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or www.shop.callawaygolf.com.

CONTACT:
Callaway Golf Company
Brad Holiday
Patrick Burke
Michele Szynal
760-931-1771